                                                              CONTRACT NUMBER


GENERAL
AMERICAN
                                                                    ANNUITANT
     A MUTUAL LIFE
     INSURANCE COMPANY
   13045 TESSON FERRY RD.
   ST. LOUIS, MISSOURI 63128



                          INDIVIDUAL VARIABLE ANNUITY

                  Non-Tax Qualified and Non-Corporate Qualified
                                 Participating


This is a legal ANNUITY CONTRACT between the Contract Owner and General American. PLEASE READ THIS CONTRACT CAREFULLY.


                            RIGHT TO EXAMINE

You may return this Contract within 10 days after receiving it. It may be delivered or mailed to us or the agent through whom it was purchased. The Contract will then be deemed void from the start. We will return the Accumulated Value in the Separate Accounts and any purchase payment allocated to the Fixed Account of the Contract.


In consideration of the Contract Owner's application and the purchase payments to be made as provided herein, we agree to pay benefits, to the extent required by this Contract, to those individuals entitled to such benefits.

All installments and values provided by this Contract, when based on the investment experience of one or more Divisions of Separate Accounts Twenty-Eight and Twenty-Nine, are variable and are not guaranteed as to fixed dollar amounts.

Signed for the company at its Home Office, P.O. Box 14490, St. Louis, Missouri 63178. (1-800-237-6580)





          V.P., GENERAL COUNSEL                  CHAIRMAN, PRESIDENT
              AND SECRETARY                            AND CEO


10079

                        ALPHABETIC GUIDE TO YOUR CONTRACT

Page                                         Page
4.05 Addition, Deletion, or Substitution     6.01 Persons with an Interest
     of Investments                               in the Contract
4.01 Accumulation Provision                  3.02 Purchase Payments
7.01 Annuity Option Table                    6.02 The Contract
5.01 Annuity Provisions                      4.04 Transfers
4.06 Charges and Deductions                  4.03 Valuation Provisions
4.01 Contract Continuation                        - Fixed Account
5.03 Death Benefit                           4.02 Valuation Provisions
3.01 Definitions                                  - Separate Account





Supplemental Agreements, Modifications and Amendments, if any, and a copy of the application are found following the final section.



                        NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policy and Contract owners. Each policy and Contract owner is entitled to vote at such elections and to participate in such meetings.





10079
(5/92)

                             CONTRACT SPECIFICATIONS


CONTRACT NUMBER:


CONTRACT OWNER:



ANNUlTANT:


ISSUE AGE:


SEX:


DATE OF ISSUE:


AMOUNT OF lNITIAL PURCHASE PAYMENT:

Please see the attached application for the allocation of your initial purchase payment.


BENEFICIARY DESIGNATION:










FORM
NUMBERS












11126                                  1.01

                          DESCRIPTION OF THE DIVISIONS OF
                   SEPARATE ACCOUNTS TWENTY-EIGHT AND TWENTY-NINE


G.T. Global Variable Investment Funds refer to either G.T. Global Variable Investment Series or G.T. Global Variable Investment Trust or the two together. Both of these Massachusetts business trusts offers a number of investment portfolios in which amounts can be invested.

Separate Accounts Twenty-Eight and Twenty-Nine have a number of Divisions. Each Division invests solely in its corresponding G.T. Global Variable Investment Fund and takes the name of such G.T. Global Variable Investment Fund. The names of the Divisions are as follows:


                     G.T. Global:   Variable New Pacific Division
                     G.T. Global:   Variable Europe Division
                     G.T. Global:   Variable Latin America Division
                     G.T. Global:   Variable America Division
                     G.T. Global:   Variable International Division
                     G.T. Global:   Variable Infrastructure Division
                     G.T. Global:   Variable Natural Resources Division
                     G.T. Global:   Variable Telecommunications Division
                     G.T. Global:   Variable Emerging Markets Division
                     G.T. Global:   Variable Growth & Income Division
                     G.T. Global:   Variable Global Government Income Division
                     G.T. Global:   Variable Strategic Income Division
                     G.T. Global:   Variable U.S. Government Income Division
                     G.T. Global:   Money Market Division



Information about the Separate Accounts is provided in the prospectus for General American Separate Accounts Twenty-Eight and Twenty-Nine, and information about the G.T. Global Variable Investment Funds is provided in the prospectus of the G.T. Global Variable Investment Funds. Among other things, these prospectuses contain information about the charges, expenses and the risks associated with the Separate Accounts and the G .T. Global Variable Investment Funds. You should read these prospectuses carefully before making any purchase payments.

THERE lS NO ASSURANCE THAT ANY OF THE FUNDS WlLL ATTAIN THElR RESPECTlVE STATED OBJECTlVE, OR lF THEY ATTAlN THEM THAT THEY WlLL BE ABLE TO DO SO OVER A SUSTAlNED PERlOD OF TlME.




11127

                     1 - DEFINITIONS IN THIS CONTRACT

We, Us and Our       General American Life Insurance Company.

You and Your         The owner of this Contract. The owner is as shown in the
                     application unless later changed as provided in this Contract. The owner may be someone other than the Annuitant.

Accumulated          The value under your Contract prior to the Annuity Date of
Value                all net purchase payments, plus all interest credits or all gains and losses, less any charges or amounts withdrawn.

Accumulation         An accounting unit of measure that we use to determine the
Unit                 value in a Division prior to the Annuity Date.

Age                  The Annuitant's Age at his or her nearest birthday.

Annuitant            The individual upon whose life Annuity Payments are
                     based and who may receive payments from the Contract under an annuity option.

Annuity              The date on which Annuity Payments begin.
Date

Annuity              One of a series of payments made under an annuity option.
Payment

Annuity Service      The service office of General American Life Insurance
Office               Company, P.O. Box 66821, St. Louis, Missouri 63166-6821.

Annuity Unit         An accounting unit of measure that we use to calculate
                     variable Annuity Payments.

Beneficiary          The person named in the application or by later
                     designation who may receive the Proceeds in the event of the Annuitant's or contract owner's death.

Business Day         A day on which both we and the New York Stock Exchange
                     are open for business.

Contract This Contract, its riders, endorsements and amendments if any, and the application, a copy of which is attached to and made a part of the Contract, are the entire Contract.

Contract             The same day and month as the Date of Issue for each
Anniversary          succeeding year that this Contract remains in force.

Contract             A continuous 12 month period beginning on the Date of Issue
Year                 and each Contract Anniversary thereafter.

Date of Issue        The effective date of the coverage under this Contract.
                     It is also the date from which Contract Anniversaries are measured.

Division A Division of Separate Accounts Twenty-Eight or Twenty-Nine. Each Division invests solely in its corresponding G.T. Global Variable Investment Fund and takes the name of such G.T. Global Variable Investment Fund.

Expiration           The Expiration Date of a Guarantee Period of the Fixed
Date                 Account. This date will be the day before the date that a
                     purchase payment or transfer occurred, plus the number of calendar years in the Guarantee Period.

Fixed Account        An account that consists of all of our assets other than
                     those in the Separate Accounts or any other of our segregated investment accounts.

G.T. Global          Mutual fund portfolios that are the underlying investment
Variable             vehicles for the Divisions of the Separate Accounts.
Investment Funds

10376                                  3.01
   (5/92)

Guarantee Period     A period of time during which a specified rate of
                     return is credited by us.

Proceeds The amount we are obligated to pay under the terms of this Contract.

Right to             The period during which the Contract can be cancelled
Examine Period       and treated as  void from the Date of Issue.

Separate             Separate Accounts Twenty-Eight and Twenty-Nine are each
Accounts             segregated investment accounts created by us. The
                     Separate Accounts are each registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as unit investment trusts and meet the definition of "separate account" under the Federal securities laws.

Valuation            A period beginning at the close of business each
Period               Business Day and ending at the close of business of the
                     following Business Day.

Written Request      A notice or request in writing, signed by you and
                     received by our Annuity Service Office. The request must be in a format and have content acceptable to us.


                     2.   PURCHASE PAYMENTS

Purchase Each purchase payment you make is payable at our Annuity Service Office. The Payments amount and frequency of purchase payments may vary. Each purchase payment after the first must be at least $100.

                     ln any Contract Year after the first, we reserve the right not to accept purchase payments in excess of double the amount paid in the initial Contract Year. In the first Contract Year, purchase payments may be limited to the greater of double the total initial purchase payment or $25,000. In the event we exercise these rights, we will notify you in writing, at your last known address to us, 60 days in advance.

                     Prior approval is required before we will accept a purchase payment from you that would cause the Accumulated Value of your Contract to exceed $1,000,000. lf the Accumulated Value of your Contract exceeds $1,000,000, no additional purchase payments will be accepted without prior approval from us.

10376                                   3.02
   (5/92)

                     3.   ACCUMULATION PROVISIONS

Net Purchase         We may deduct from any purchase payment applicable premium
Payment              or other taxes or we may defer deduction of the taxes
                     until the Annuity Date, if permitted by state law. The remaining balance is the net purchase payment.

Allocation of        The net purchase payments will be allocated among the
Net Purchase         Divisions of the Separate Accounts and the Guarantee
Payments             Periods of the Fixed Account in the proportion shown in
                     the application or as you may choose at a later date.
                     You may elect an allocation to a Division or Guarantee
                     Period in whole percents between zero percent and 100 percent totaling 100%. The minimum initial allocation to any Division or Guarantee Period must be at least $500.

                     Such allocations may be changed at any time by Written Request submitted to us at our Annuity Service Office. Any allocation change will take effect with the first purchase payment received with or after our receipt of a Written Request for change and will continue in effect until subsequently changed. lf any portion of purchase payments are received for allocation to a Guarantee Period or Division no longer offered by us, we will contact you to secure new allocations. If we are unable to contact you within 5 days of our receipt of your purchase payment we will return that portion to you.

Accumulation Units   We will establish an account in your name for each
                     Division to which you allocate net Units in the purchase payments or transfer amounts. Net purchase payments and transfer amounts Divisions are allocated to Divisions and credited to your accounts in the form of Accumulation. The number of Accumulation Units that we will credit to each account is determined by dividing the portion of the net purchase payment or transfer amount for that account by the Accumulation Unit value for that Division at the end of the Valuation Period during which the net purchase payment or transfer request is received by us at our Annuity Service Office.
                     The number of Accumulation Units credited in connection with the first net purchase payment is determined as of the end of the Valuation Period during which the Date of Issue fails. The number of Accumulation Units determined will not be affected by any subsequent changes in the values of the Accumulation Units. The Accumulation Unit value of the Divisions may increase or decrease from day to day based on investment results.

                     The number of Accumulation Units in any account will be increased at the end of a Valuation Period by any net purchase payments allocated to the corresponding Division during that Valuation Period and by any Accumulated Value transferred to that Division from another Division or from a Guarantee Period during that Valuation Period. The number of Accumulation Units in any account will be decreased at the end of a Valuation Period by any transfers of Accumulated Value out of the corresponding Division, by any partial withdrawals or surrenders from that Division, and by any administrative or surrender charges deducted from that Division during that Valuation Period.

Guarantee            Net purchase payments and transfers allocated to Guarantee
Period               Periods will accumulate interest credited as described in
Accumulations        Section 6.


                     4.   CONTRACT CONTINUATION

Automatic            This Contract does not require continuing purchase payments
Nonforfeiture        and will continue as a paid-up Contract until the earlier
Option               of the Annuity Date, surrender of the Contract, your
                     death, or death of the Annuitant as long as your Accumulated Value is sufficient to pay fees and charges.
                     Purchase payments may be resumed at any time prior to the Annuity Date, surrender, your death, or death of the Annuitant.




10474                              4.01
   (5/92)

Contract             Notwithstanding the above, we may cancel this Contract,
Continuation         upon 60 days notice, at the end of any two consecutive
                     Contract Years in which no purchase payments have been made, if both (1) the total purchase payments made over the life of the Contract, less any withdrawals, are less than $2,000, and (2) the Accumulated Value at the end of such two year period is less than $2,000. Upon cancellation, we will pay you the Accumulated Value computed as of the Valuation Period during which the cancellation occurs, less the administration fee, if applicable. Such cancellation could have adverse tax consequences.

                     VALUATION PROVISIONS - SEPARATE ACCOUNTS

Separate Accounts    Separate Accounts Twenty-Eight and Twenty-Nine are each
                     segregated investment accounts created by us under Missouri Law to receive and hold purchase payments for this Contract. We own the assets of each of the Separate Accounts and such assets are held, for each Separate Account, separately from the assets held in the Fixed Account, other segregated asset accounts of General American Life Insurance Company ("General
                     American"), and from each other.

                     The income, if any, gains and losses, realized or unrealized, on each Separate Account and each Division therein will be credited to or charged against the amounts allocated to such Separate Account and Division without regard to other income, gains or losses to General American. That portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account will not be chargeable with liabilities arising out of any other business that General American may conduct. We have the right to transfer to our Fixed Account assets in excess of the amount equal to reserves and other liabilities of a Separate Account.

Net Investment       Each Business Day we will calculate each Division's net
Factor               investment factor. A Division's net investment factor
                     measures its investment performance during a Valuation
                     Period. The net investment factor for each Division for any Valuation Period is determined by dividing (a) by
                     (b) and subtracting (c) from the result:

                     Where (a) is:

                        (1) the net asset value per share of a G.T. Global Variable Investment Fund share held in the Division determined at the end of the current Valuation Period, plus

                        (2) the per share amount of any dividend or capital gain distribution made by a G.T. Global Variable Investment Fund on shares held in the Division if the "ex-dividend" date occurs during the current Valuation Period.

                     Where (b) is:

                     the net asset value per share of a G.T. Global Variable Investment Fund share held in the Division determined as of the end of the immediately preceding Valuation Period.

                     Where (c) is:

                     a factor representing the charges deducted from the Division on a daily basis for administrative expenses and mortality and expense risks. Such factor is equal on an annual basis to 1.40% (0.15% for administrative expenses and 1.25% for mortality and expense risks).

                     The net investment factor may be greater or less than or equal to one. Therefore, the value of an Accumulation or Annuity Unit may increase, decrease, or remain the same.

                                       4.02
10474
   (5/92)

Accumulation Unit    The initial value of an Accumulation Unit in each
Value                Division in the Separate Accounts was arbitrarily set at
                     $12 for the first Valuation Period. This value may increase or decrease from day to day based on investment results.

                     For each Division, the value of an Accumulation Unit is determined at the end of every Valuation Period. The value is determined by multiplying the Division's Accumulation Unit value for the end of the immediately preceding Valuation Period by the Division's net investment factor for the most current Valuation Period.

Annuity Unit Value   The initial value of an Annuity Unit in each Division of
                     the Separate Accounts was arbitrarily set at $12 for the first Valuation Period. This value may increase or decrease from day to day based on investment results.

                     For each Division, the value of an Annuity Unit is determined at the end of every Valuation Period. The value is determined by multiplying such Division's Annuity Unit value for the end of the preceding Valuation Period by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding Valuation Period and the end of the fifth preceding Valuation Period and (b) the Division's net investment factor for the fifth Valuation Period preceding such Valuation Period.

                     6.   VALUATION PROVISIONS - FIXED ACCOUNT

Guarantee Periods    We will establish an account for you in the Fixed
                     Account for each Guarantee Period to which you allocate net purchase payments or transfers. You may elect one or more Guarantee Period(s) from among those we make available. Each Guarantee Period will have a duration of at least one year. The period(s) elected will determine the guaranteed interest rate(s). A net purchase payment, or the portion thereof, or the amount transferred in accordance with the Transfers provision, allocated to a particular Guarantee Period, less any amounts or charges subsequently withdrawn, will earn interest at the guaranteed interest rate during the Guarantee Period.
                     Initial Guarantee Periods begin on the date of the allocation or transfer, and end on the Expiration Date.
                     Subsequent Guarantee Periods begin on the first day following the Expiration Date.

                     Any portion of your Accumulated Value allocated or transferred to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon) will be referred to as a "guarantee period amount". Interest will be credited daily at a rate equivalent to the compound annual rate. We cannot predict or guarantee the level of future guaranteed interest rates, except that we guarantee that future guaranteed interest rates will not be below 3% per year compounded annually. As a result of additional net purchase payments, renewals, and transfers of portions of your Accumulated Value, which begin new Guarantee Periods, guarantee period amounts allocated to Guarantee Periods of the same duration may have different Expiration Dates. Therefore, each guarantee period amount will be treated separately for purposes of determining any interest change adjustment.

                     We will notify you in writing, at your last known address to us, at least 30 and no more than 75 days prior to each Expiration Date of each guarantee period amount. The guarantee period amount will renew for a new Guarantee Period of the same duration as the previous Guarantee Period, unless we receive, prior to the end of the expiring Guarantee Period, a Written Request from you for a different Guarantee Period from among those being offered by us at such time, instructions to transfer all or a portion of the guarantee period amount to one or more Divisions in accordance with the Transfer provision, or instructions to withdraw all or a portion of the guarantee period amount. If the previous Guarantee Period is no longer being offered by us, such amount will be transferred to the G.T. Global: Money Market Division, unless you give us other instructions. Each new guarantee period amount must be at least $500.







10474                                  4.03
   (5/92)

Interest Change      Any full surrender or partial withdrawal of a guarantee
Adjustment           period amount which is not effective within 30 days
                     prior to the Expiration Date of the guarantee period amount, will be subject to an interest change adjustment
                     ("ICA"). For this purpose, transfers, distributions on your death, annuitization, and amounts applied to purchase an annuity are all treated as cash withdrawals.
                     The lCA will be subtracted from the gross amount being withdrawn after deductions of any applicable administrative charges and before deduction of any applicable surrender charge. (See Section 9.)

                     The lCA will reflect the relationship between the current rate (defined as J below) for Guarantee Periods of the same duration as the Period from which the surrender or withdrawal is being made and the guaranteed interest rate applicable to the amount being withdrawn. It also reflects the time remaining in the applicable Guarantee Period. The application of the lCA may result in a lower payment than the guarantee period amount upon surrender or withdrawal.

                     The interest change adjustment is determined by the application of the following formula:

                        ICA = W x .9 x (J-I) x (N/12)

                     where,

                     W is the gross withdrawal as of the effective date of the application of the interest change adjustment, prior to the application of the interest change adjustment, surrender charge, and administrative charges;

                     J is the guaranteed interest rate declared by us, as of the effective date of the application of the interest change adjustment, for current allocations to Guarantee Periods equal to the Guarantee Period from which the surrender or withdrawal is being made;

                        is the guaranteed interest rate currently being credited to the guarantee amount subject to the interest change adjustment; and

                     N is the number of complete calendar months remaining in the Guarantee Period of the guarantee period amount subject to the interest change adjustment.

                     In the determination of J, if we currently do not offer the applicable Guarantee Period, then the rate will be determined by using the next shorter Guarantee Period that is currently offered by us.

                     Notwithstanding application of the above formula, (a) in no event will the lCA be less than zero, and (b) the gross surrender or withdrawal minus the interest change adjustment will not be less than the net purchase payments being withdrawn accumulated at 3% interest per year compounded annually since the beginning of the Guarantee Period.

                     7.   TRANSFERS

Transfers            Prior to the Annuity Date, you may transfer amounts
                     among the Divisions of the Separate Accounts and the Guarantee Periods of the Fixed Account. These transfers will be subject to the following conditions:

                     1. Transfers from a Guarantee Period of the Fixed
                        Account are not allowed during the first 12 months of that Guarantee Period;

                     2. We must receive a request for transfer by Written
                        Request or by telephone provided we have a telephone authorization in good order completed by you;

                     3. Transfers from a Division or Guarantee Period may be
                        made at any time and must be at least $500 (or the entire amount in a Division or Guarantee Period, if less than $500);

                     4. Any Accumulated Value remaining in a Division or
                        Guarantee Period must be at least $500 (or the request may be treated as a request to transfer the entire amount in that Division);



10474                                  4.04
   (5/92)

                     5. There is no limit to the number of transfers that you
                        may request. However, we reserve the right to assess a charge of up to $25 for each transfer in excess of twelve (12) transfers made in any Contract Year.

                     In addition, transfers from the Fixed Account will be subject to the interest change adjustment, unless the transfer is effective within 30 days prior to the Expiration Date applicable to the guarantee period amount. Transfers involving the Divisions will be subject to additional terms and conditions that may be imposed by each Division's corresponding G.T. Global Variable Investment Fund. You must instruct us as to what amounts should be transferred from each Division and Guarantee Period. Transfers made from a Guarantee Period will be made on a first-in-first-out basis when more than one Guarantee Period allocation of equal duration exists.

                     A transfer will be effective on the date the Written Request for transfer is received at our Annuity Service Office. We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.

                     8.   ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS

Separate Accounts    We reserve the right, subject to compliance with
                     applicable law, to make additions to, deletions from, or substitutions of the shares of a G.T. Global Variable
                     Investment Fund that are held or purchased by the Separate Accounts for the Divisions. We reserve the right to eliminate the shares of any of the G.T. Global
                     Variable Investment Funds and to substitute shies of another G.T. Global Variable Investment Fund or of another registered open-end investment company, if the shares or G.T. Global Variable Investment Funds are no longer available for investment or if in our judgment, further investment in any G.T. Global Variable
                     Investment Fund should become inappropriate in view of the purpose of the Contract. We will not substitute any shares attributable to your interest in a Division of the Separate Accounts without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940 or other applicable law.
                     This will not prevent the Separate Accounts from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

                     We also reserve the right to establish additional Divisions of the Separate Accounts, each of which would invest in a new G .T. Global Variable Investment Fund, or in shares of another investment company, and to make such Divisions available to whatever class or series of contracts we choose. We also reserve the right to eliminate or combine existing Divisions of the Separate Accounts or to transfer assets between Divisions.

                     If we consider it to be in the best interest of persons having voting privileges under the contracts, the Separate Accounts may be operated as management companies under the Investment Company Act of 1940. They may be deregistered under that Act in the event registration is no longer required. They may be combined with other separate accounts; or their assets may be transferred to other separate accounts.

Fixed Account        We will periodically establish an applicable guaranteed
                     interest rate for each Guarantee Period offered by us.
                     Current guaranteed interest rates may be changed by us depending on interest rates available to us and other factors as described below. Once established, however, rates applicable to a particular guarantee period amount are guaranteed for the duration of the applicable
                     Guarantee Period. However, your Accumulated Value withdrawn from the Fixed Account will be subject to any applicable surrender charge and may be subject to a interest change adjustment.

                     We have no specific formula for establishing the guaranteed interest rates for the Guarantee Periods. The determination may be influenced by, but not necessarily correspond to, interest rates generally available on the type of investments to be acquired with the guarantee period amounts. In determining guaranteed interest rates, we may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses borne by us, and general economic trends.

10474                                  4.05
   (5/92)

                     OUR MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES, EXCEPT THAT WE GUARANTEE THAT FUTURE GUARANTEED INTEREST RATES WILL NOT BE BELOW 3% PER YEAR COMPOUNDED ANNUALLY.

                     9.   CHARGES AND DEDUCTIONS

Administrative       Each year On the last day of the Contract Year, we
Charges              may deduct an annual account administration fee
                     ("account fee") as partial compensation for expenses relating to the issue and maintenance of this Contract and your account. On Accumulated Values of $20,000 or more, there will be no account fee. On Accumulated
                     Values less than $20,000, the account fee assessed will be the lesser of $30 or 2% of your Accumulated Value for Contract Years ending prior to December 31, 1999.
                     Thereafter, the account fee may be adjusted annually, but in no event may it be adjusted by more than the amount that reflects the change in the Consumer Price
                     Index since December 31, 1992, nor will it exceed $50.
                     The account fee will be deducted from the G.T. Global
                     Money Market Division; or from the Division with the largest portion of Accumulated Value if no G.T. Global
                     Money Market Division investment exists on the Contract
                     Anniversary, or from the Fixed Account if no Separate
                     Account investment exists on the Contract Anniversary.
                     If your Accumulated Value has been allocated solely to the Fixed Account during the entire previous Contract
                     Year, no account fee will be assessed. To the extent that the account fee is deducted from a Division, Accumulation Units will be cancelled to effect the deduction. On full surrender, the entire account fee, if applicable, will be assessed.

                     On occasion, the last day of a Contract Year will not fall on a Business Day. lf the last day of a Contract Year and the next Business Day fall in the same calendar month, administrative charges will be taken on the next Business Day. If the last day of a Contract Year and the next Business Day do not fall in the same calendar month, administrative charges will be taken on the Business Day immediately preceding the last day of the Contract Year.

                     After the Annuity Date, the annual account fee will be deducted in equal amounts from each variable Annuity Payment made during the year. No such deduction will be made on fixed Annuity Payments.

                     We reserve the right to charge a fee to cover our expenses for special handling. Please refer to the Separate Account prospectus for current charges.

Surrender Charge     Upon full surrender of the Contract or partial
                     withdrawal of Accumulated Value, we will apply a surrender charge to the gross withdrawal amount, excluding any applicable interest change adjustment or administrative charges.

                     This surrender charge, expressed as a percentage of each net purchase payment, will apply to net purchase payments for six calendar years measured from the date the net purchase payment is received. The surrender charge schedule is as follows:

                             Years Since Receipt
                             of Purchase Payment       Surrender Charge
                             -------------------       ----------------
                                     0                        6%
                                     1                        5%
                                     2                        4%
                                     3                        3%
                                     4                        2%
                                     5                        1%
                                     6+                       0%

                     You may withdraw an amount equal to ten percent (10%) of your Accumulated Value each year without incurring a surrender charge ("10% Free"). The annual 10% Free amount will be equal to 10% of the Accumulated Value on the date that the first partial withdrawal is made each year. The 10% Free amounts withdrawn will not reduce the net purchase payment still subject to a surrender charge. The 10% Free amount does not apply upon full surrender.



10474                                  4.06
   (5/92)

                     After an amount equal to the 10% Free has been withdrawn, additional amounts will be withdrawn from net purchase payments on a FlFO basis and will be subject to the surrender charges noted in the above table. Net purchase payments which were received more than 6 years prior to the date of withdrawal may be withdrawn without incurring a surrender charge. After all net purchase payments have been withdrawn, further withdrawals will be made from earnings without incurring a surrender charge. If the Accumulated Value is less than the net purchase payments subject to a surrender charge, the surrender charge will only be applied to the Accumulated Value. The surrender charge is not applied in the event of annuitization with us after three Contract Years, or on death of the Annuitant if the Date of Issue is prior to the Annuitant's 75th birthday.

                     10.  CASH WITHDRAWALS

Cash Withdrawals     At any time before the Annuity Date and during the
                     lifetime of the Annuitant, you may elect to receive a cash withdrawal payment. The election must be in the form of a Written Request and specify the amount of the withdrawal. It will be effective on the date that a Written Request for withdrawal is received at our Annuity Service Office.

                     You may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the Accumulated Value of your Contract at the end of the Valuation Period during which the election becomes effective, less any applicable administrative charges, interest change adjustment, and surrender charge. A request for a partial withdrawal will result in a reduction in your Accumulated Value equal to the amount you receive plus any applicable surrender charge, administrative charges or interest change adjustment. The amount you receive can be less than the amount requested if your Accumulated Value is insufficient to cover applicable charges and produce the requested amount. Any withdrawal request cannot exceed the Accumulated Value of your Contract. Any applicable interest change adjustment and surrender charge will be calculated based upon the gross amount of withdrawal.

                     There is no limit on the frequency of partial withdrawals. However, the amount withdrawn must be at least $500 or, if less, the entire balance in a Division or Guarantee Period. If after the withdrawal (and deduction of any interest change adjustment and surrender charge) the amount remaining in the Division or Guarantee Period would be less than $500, we will treat the partial withdrawal as a withdrawal of the entire amount held in the Division or Guarantee Period. If a partial withdrawal plus any applicable interest change adjustment and surrender charge would reduce the Accumulated Value to less than $500, we will treat the partial withdrawal as a full surrender of the Contract.

                     In the case of a partial withdrawal, you must instruct us as to the amounts to be withdrawn from each Division and Guarantee Period. If a partial withdrawal is to be withdrawn from the Fixed Account, you must instruct us from which Guarantee Period the withdrawals are to be made. Withdrawals will be made on a first-in-first-out basis when more than one Guarantee Period allocation of equal duration exists. ALL CASH WITHDRAWALS FROM ANY GUARANTEE PERIOD AMOUNT, EXCEPT THOSE EFFECTIVE WITHIN 30 DAYS PRIOR TO THE EXPIRATION DATE OF SUCH GUARANTEE PERIOD AMOUNT, WILL BE SUBJECT TO THE INTEREST CHANGE ADJUSTMENT.

                     Cash withdrawals from a Division will result in the cancellation of Accumulation Units attributable to your account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Accumulated Value in the Division is reduced. The cancellation of such units will be based on the Accumulation Unit values of the Division at the end of the Valuation Period during which the cash withdrawal is effective.

                     If at the time you make a request for a full surrender or a partial withdrawal, you do not provide us with a Written Request not to have Federal income taxes withheld, we must by law withhold such taxes from the taxable portion of any surrender or withdrawal.


10474                                  4.07
   (5/92)

                     Requests for cash withdrawal payments to a party other than you and/or to an address other than your address of record require a signature guarantee. In addition, if your address of record has been changed within the preceding 30 days, a signature guarantee is required.

                     Any cash withdrawal payment will be paid within seven days from our receipt of your Written Request, except as we may be permitted to defer such payment in accordance with the Investment Company Act of 1940 and applicable state insurance law. We reserve the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date your Written Request for such withdrawal is received.



10474                                  4.08
   (5/92)

                     11.  ANNUITY PROVISIONS

Annuity Proceeds     The annuity proceeds will equal the Accumulated Value,
                     less any applicable premium taxes, administrative charges, interest change adjustment, and surrender charge on the Annuity Date. Only if the Annuity Date of the Contract occurs within the first three Contract
                     Years, will the surrender charge be deducted from the annuity proceeds on the Annuity Date.

Annuity Date         Annuity Payments will begin under the Contract on the
                     Annuity Date unless the Contract has been surrendered or the Proceeds have been paid to the designated Beneficiary prior to that date. The Annuity Date will be the later of the first day of the first month following the Annuitant's 85th birthday or upon completion of five
                     Contract Years, unless otherwise restricted, as In the case of a non-corporate qualified contract or by applicable law.

                     You may change the Annuity Date. An Annuity Date may be changed only by Written Request during the Annuitant's lifetime, and such a request must reach our Annuity Service Office at least 30 days before (1) the then current Annuity Date, and (2) the new Annuity Date.
                     The new Annuity Date must be no later than the Annuity Date as defined in the paragraph above.

Election of          While the Annuitant is alive, you may choose any annuity
Annuity Option       option or change any choice, if your choice was not
                     irrevocable, but only before Annuity Payments begin. The election must be made not later than thirty days prior to the time Annuity Payments begin. If an annuity option is not chosen prior to the Annuity Date, payments will begin to the Annuitant on the Annuity Date under the annuity option providing a Life Annuity with 120 Monthly Payments
                     Guaranteed. (Option 2 below)

                     At the time annuity proceeds are payable to a Beneficiary, a Beneficiary may choose or change any annuity option if Proceeds are available to the Beneficiary in one sum.

                     A choice or change must be made by Written Request.

Annuity Options      (See Annuity Option Tables at the end of this Contract.)
                     On the Annuity Date, the annuity proceeds may be placed under any of the following options:

                     Option 1. Life Annuity. We will pay a monthly income
                               during a person's lifetime, which will cease with the last payment preceding the death of that person.

                     Option 2. Life Annuity with 60, 120, 180, or 240 Monthly
                               Payments Guaranteed. We will pay a monthly income during a person's lifetime with the guarantee that if, at death of the person, payments have been made for less than 60 months, 120 months, 180 month, or 240 months, as elected, payments will be continued to the Beneficiary during the remainder of the elected period.

                     Option 3. Joint and Survivor Income for Life. We will
                               make monthly payments jointly to two payees if both are living when the payments become payable. The Annuitant will be designated as primary payee. Full payments will continue so long as the primary payee is living. If the primary payee dies after payments begin, full payments or payments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

                     Option 4. Income for a Fixed Period. We will pay the
                               annuity proceeds in payments over a period of from 5 to 30 years. The amount of each payment will be based upon the period and the frequency of the payments selected from Option 4 Table.



10520                                  5.01
   (5/92)

Allocation of        When you elect one of the annuity options, you may
Annuity              further elect to have the annuity purchased in the form
                     of the variable annuity, fixed annuity, or a combination of both. If no election is made to the contrary on these options, that portion of Accumulated Value in the Divisions of the Separate Accounts will be applied to provide a variable annuity and that portion in the Fixed
                     Account will be applied to provide a fixed annuity.

Variable             For the variable portion of an annuity option, the amounts
Annuity              applied to the annuity are used to purchase Annuity Units
Payments             in the selected Division(s). The number of Annuity Units
                     purchased in each Division is calculated as the dollar amount of the first Annuity Payment provided by Proceeds from that Division divided by the Annuity Unit value for the Division as of the Annuity Date. On any payment date, the amount of payment from each Division is calculated as the number of Annuity Units for the Division times the Annuity Unit value for the Division' as of the payment date, less any applicable administrative charges. Although variable Annuity
                     Payments will vary to reflect performance of the Divisions, we guarantee that the dollar amounts of variable Annuity Payments will not be adversely affected by our actual expense and mortality results.

Minimum Amounts      The minimum amount for each payee that can be placed
                     under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective (or as required by state law).

Payee A person who receives Annuity Payments under an annuity option is a payee. Except for a legal guardian, a payee must generally be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

Contingent Payee     The payee may name contingent payees, subject to any
                     restrictions under an annuity option chosen during the Annuitant's lifetime, under the following conditions:

                     1. If you are the payee; or

                     2. If at any time after the Annuitant's death and
                        during the option period no previously named contingent payee is living.

                     The named contingent payee will be disregarded if making that person or entity the contingent payee would prevent treatment of this Contract as an annuity for federal income tax purposes. Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by Written Request satisfactory to us. Changes will only take effect when we accept them in writing at our Annuity Service Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

Life Income Options  Life Income Options are based on the Annuitant's sex and age nearest birthday on the Annuity Date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

Death of Payee       If a payee dies, any installments still payable under an
                     annuity option specifying a certain period will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of-the last payee to die.

Rights Under         No payee has the right to make any change in the provisions
Annuity Options      of the agreement or to receive the benefits in any
                     manner other than that stated in the agreement, unless such right was reserved in the agreement. We will not make any payments in advance, nor commute payments under any life income option.



10520                                  5.02
   (5/92)

Calculation of       Payments paid under an annuity option will be calculated
Payments             using the effective annual rate of 4% compounded
                     annually. The mortality table used in determining payments made under life income options is the 1983
                     Individual Annuitant Mortality Table a. In using this mortality table, ages of annuitants will be reduced by one year for annuity dates occurring during the 1990s, reduced two years for annuity dates occurring during the decade 2000-2009, and so on.

Basis of             Commutation of payments under an annuity option will be
Commutation          calculated using the effective annual rate of 4%
                     compounded annually.

Extended             Provisions for settlement of benefits different from
Provisions           those stated in this Contract may only be made upon
                     written agreement with us.

Company              We will be fully discharged by any payment we make
Liability            before a Written Request for an election, change, or
                     revocation was made and is received in our Annuity
                     Service Office.

                     12.  DEATH BENEFIT

Death Benefit        In every case of death, we must receive due proof of
                     death of the owner or Annuitant before we are obliged to act.

                     (A) Death of a Contract Owner who is the Annuitant

                         If a contract owner dies prior to the Annuity Date and if his or her surviving spouse is the Beneficiary, the Contract will continue with his or her surviving spouse as the new owner and the death benefit, if more than the Accumulated Value, will be paid to the surviving spouse by crediting the Contract with an amount equal to the difference between the death benefit and the Accumulated Value. If the contract owner's surviving spouse is not the Beneficiary, the death benefit will become payable to the Beneficiary.

                         If a contract owner dies on or after the Annuity Date, no death benefit will be payable under the Contract except as may be provided under the annuity option elected.

                     (B) Death of a Contract Owner who is not the Annuitant

                         If a contract owner dies prior to the Annuity Date and if his or her surviving spouse is the Annuitant, the Contract will continue with his or her surviving spouse as the new owner. If the surviving spouse is not the Annuitant, the Accumulated Value, less any applicable administrative charges, interest change adjustment, or surrender charge, will be distributed to the Beneficiary.

                         If a contract owner dies on or after the Annuity Date, no death benefit will be payable under the Contract.

                     (C) Death of the Annuitant who is not a Contract Owner

                         If the Annuitant dies prior to the Annuity Date and before a contract owner, the death benefit will become payable to the Beneficiary. The Beneficiary may elect to receive these benefits through one of the annuity options available under the Contract or in a single lump sum. If an election is not made by Written Request within one year after the death of the Annuitant, the death benefit will be paid in a single lump sum.

                         If the Annuitant dies on or after the Annuity Date, no death benefit will be payable under the Contract except as may be provided under the annuity option elected.

                     Except as otherwise provided above, payments made under the death benefit provisions will be made in one lump sum and must be made within five (5) years after the date of the contract owner's death or death of the Annuitant.

                     The death benefit will be paid or credited within seven days of receipt at our Annuity Service Office, of due proof of death and a Written Request for payment; except as we may be permitted to defer such payment in accordance with the Investment Company Act of 1940 and applicable state insurance law.


10520                                  5.03
   (5/92)

                     If, however, the contract owner or the Beneficiary make a written choice of one of the two options described below, and if the choice is clear to us, we will treat the Proceeds as the contract owner or the Beneficiary have chosen. The two options are:

                     1. Leave the Proceeds of the Contract with us. The value
                         of the Proceeds must be paid in a lump sum to the Beneficiary before the end of the fifth year after the contract owner's death.

                     2. Apply the Proceeds to create an immediate annuity for the Beneficiary, who will be the owner and Annuitant. Payments under the annuity, or under any other method of payment we make available, must be for the life of the Beneficiary, or for a number of years that is not more than the life expectancy of the Beneficiary at the time of the contract owner's death (as determined for federal tax purposes), and must begin within one year after the contract owner's death.

Amount of Death      The death benefit will be the gross death benefit
Benefit              described below, less any applicable interest change
                     adjustment, surrender charge, or administrative charges.
                     The surrender charge is not applicable in the event of the Annuitant's death if the Date of Issue is prior to the Annuitant's 75th birthday.

                     The gross death benefit during the first six Contract Years will be equal to the greater of: (a) the Accumulated Value on the date due proof of death is received at our Annuity Service Office or, (b) the sum of all net purchase payments made, less any amount deducted in connection with partial withdrawals. During any subsequent six Contract Year period, the gross death benefit will be the greater of: (a) the Accumulated Value on the date due proof of death is received at our Annuity Service Office, or (b) the death benefit on the last day of the previous six Contract Year period plus any net purchase payments made and less any amount deducted in connection with partial withdrawals since then. Notwithstanding the above, if the Date of Issue is on or after the Annuitant's 75th birthday, the gross death benefit will be the Accumulated Value on the date due proof of death is received at our Annuity Service Office.

                     13.  DIVIDENDS

Annual Dividends     Your Contract shares in our divisible surplus while it is
                     in force prior to the Annuity Date. Each year we will determine the share of divisible surplus, if any, accruing to your Contract. Investment results are credited directly through the changes in the value of the Accumulation Units and Annuity Units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, we expect little or no divisible surplus to be credited to your Contract.

                     NOTE: These dividends are not related to the dividends or other distributions that may or may not be credited to the Divisions by the G.T. Global Variable Investment Funds.

Dividend               You may choose one of the following dividend options:
Options
                       Option 1. Cash. Paid in cash.

                       Option 2. Increase Accumulated Value. Use to increase the Accumulated Value by the amount of the dividend.

                       You may choose a dividend option within 31 days after a dividend is credited. If you do not, we will credit the dividend under Option 2.






10520                                  5.04
   (5/92)

                     14.  PERSONS WITH AN INTEREST IN THE CONTRACT

Ownership            The owner is as shown in the application or in any
                     supplemental agreement attached to this Contract, unless later changed as provided in this Contract. You, as owner, are entitled to all rights provided by this Contract, prior to the Annuity Date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the Annuity Date, you cannot change the payee nor the mode of payment, unless otherwise provided in this Contract. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action.

Beneficiary          The original Beneficiary is as shown in the application.
                     You may change the Beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the Beneficiary has no rights in this Contract before the death of the contract owner or Annuitant. If there is more than one Beneficiary at the death of the Annuitant, each will receive equal payments unless otherwise provided. If there are no Beneficiaries living when the Annuitant dies, or at the end of any common disaster period, the Proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

Change of Owner      During the Annuitant's lifetime you may change the
or Beneficiary       Ownership and Beneficiary designations. You must make
                     the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the Written Request, whether or not the Annuitant is living when we receive your request at our Annuity
                     Service Office. The change will be subject to any assignment of this Contract or other legal restrictions.
                     It will also be subject to any payment we made or action we took before we received your Written Request of the change. We have the right to require the Contract for endorsement before we accept the change. We will not be bound by any Change of Owner of the Contract or of any interest in it unless we send you an acknowledged copy.

                     If you are also the Beneficiary of the Contract at the time of the Annuitant's death, you may designate some other person to receive the Proceeds of the Contract at the time due proof of death is submitted to our Annuity Service Office.

                     If this is a non-corporate qualified contract, you may not transfer, sell, assign, discount, or pledge this Contract for a loan or a security for the performance of an obligation or any other purpose to any person other than to us at our Annuity Service Office.

Assignments          THIS ASSIGNMENT PROVISlON WILL NOT APPLY TO
                     NON-CORPORATE QUALIFIED CONTRACTS. NO ASSIGNMENT WILL BE
                     PERMITTED IN SUCH CASES.

                     We will not be bound by an assignment of the Contract or of any interest in it unless:

                        1. It is made as a written instrument;

                        2. You file the original instrument or a certified copy
                           with us at our Annuity Service Office; and

                        3. We send you an acknowledged copy.

                     We are not responsible for the validity of any assignment.

                     If a claim is based on an assignment, we may require proof of the interest of the claimant. A valid assignment will take precedence over any claim of a Beneficiary. Any amounts due under a valid assignment will be paid in one lump sum.

10667                                  6.01
   (5/92)

                     15.  THE CONTRACT

The Contract         This Contract, its endorsements and amendments if any,
                     and the application, a copy of which is attached to and made a part of the Contract, are the entire Contract.
                     This Contract will be subject to all of the provisions of the Investment Company Act of 1940 at all times during which the Separate Accounts are registered under such act as unit investment trusts.

Control Consistent with the terms of any Beneficiary designation, you may, during the life of the Annuitant, do any of the things described below:

                     1. Prior to the time when Annuity Payments have begun you
                        may surrender this Contract or withdraw a portion of the Accumulated Value.

                     2. You may exercise any right, receive any benefit, or
                        enjoy any privilege contained in this Contract.

Modification         No condition or provision of this Contract can be waived
                     or modified except by a written instrument signed by our president, a vice president, the secretary, or an assistant secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this Contract, or to waive any of its provisions.

                     Upon notice to you, or the Payee(s) after the Annuity Date, this Contract may be modified by us, but only if such modification (a) is necessary to make the Contract or the Separate Accounts comply with any law or regulation issued by a governmental agency to which we or the Separate Accounts is subject; or (b) is neck to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to non-corporate qualified contracts; or (c) is neck to reflect a change in the operation of the Separate Accounts or the Divisions; or (d) provides additional Separate Accounts and/or Fixed Account options. In the event of any such modification, we may make appropriate endorsement to the Contract to reflect such modification.

                     Statements in Application All statements made by the Annuitant or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the Contract or deny a claim unless made in the application.

Incontestability     We will not contest this Contract.

Misstatement of      If the age or sex of the Annuitant has been misstated in
Age or Sex           the application, the benefits available under this
                     Contract will be those which the purchase payments would have and Corrections purchased for the correct age or sex. Any underpayments already made by us will be made up immediately and any overpayments already made by us will be charged against the Annuity Payments falling due after adjustment.

                     If we make any payment or Contract changes in good faith, relying on our records, or evidence supplied to us, we will be fully discharged. We reserve the right to correct any errors in the Contract.

Claims of Creditors  To the extent permitted by law, neither the Contract nor any payment under it will be subject to the claim of creditors or to any legal process.

Conformity           If any provision in this Contract is in conflict with
with Statutes        the laws of the state which govern this Contract, the
                     provision will be deemed to be amended to conform with such laws.

Relationship of      We will have exclusive and absolute ownership and control
This Contract        of the assets of our Fixed Account. The method of
to Company           determination by us of the value of an Accumulation Unit
Accounts             or an Annuity Unit will be conclusive upon you and any
                     Beneficiary.




10667                                  6.02
   (5/92)

Contract Owner       At least once each Contract Year we will mail a report to
Reports              you. The report will be mailed to your last address
                     known to us. The report will include a statement of the number of units credited to the Separate Accounts under this Contract and the dollar value of such units as well as a statement of the value of the fixed portion of this Contract. The information in the report will be as of a date not more than two months prior to the date of mailing the report. We will also mail to you at least once in each Contract Year a report of the investments held in the Divisions under this Contract.

Premium Tax          State and local government premium tax, if applicable,
                     will be deducted from purchase payments or Accumulated
                     Value when the tax is incurred by us.

Other Taxes          We reserve the right to make a charge for any federal,
                     state or local taxes (other than premium taxes) that we incur, or economic burden on us resulting from the application of the tax laws that we determine to be properly attributable to the Separate Accounts or to the contracts.

10667                                  6.03
   (5/92)

                            ANNUITY OPTION TABLES
                               for each $1,000


    MALE     FEMALE      OPTION 1                              OPTION 2                            OPTION 4
------------------------------------  --------------------------------------------------------  ------------------------------
                          LIFE         60 MONTHS     120 MONTHS     180 MONTHS    240 MONTHS       INCOME FOR A FIXED PERIOD
                         ANNUITY       GUARANTY       GUARANTY       GUARANTY      GUARANTY     ------------------------------
------------------------------------  --------------------------------------------------------       YEARS         MONTHLY
                                                                                                    CERTAIN     INSTALLMENTS
     45        50          $4.53           $4.52          $4.50          $4.46         $4.40
     46        51          $4.59           $4.58          $4.55          $4.51         $4.45    ------------------------------
     47        52          $4.65           $4.64          $4.61          $4.56         $4.50           5           $18.32
     48        53          $4.72           $4.71          $4.67          $4.62         $4.55           6           $15.56
     49        54          $4.79           $4.77          $4.74          $4.68         $4.60           7           $13.59
     50        55          $4.86           $4.85          $4.81          $4.74         $4.65           8           $12.11
     51        56          $4.94           $4.92          $4.88          $4.80         $4.71           9           $10.97
     52        57          $5.02           $5.00          $4.95          $4.87         $4.76           10          $10.06
     53        58          $5.10           $5.08          $5.03          $4.94         $4.82           11           $9.31
     54        59          $5.19           $5.17          $5.11          $5.01         $4.88           12           $8.69
     55        60          $5.29           $5.26          $5.20          $5.09         $4.94           13           $8.17
     56        61          $5.39           $5.36          $5.29          $5.17         $5.00           14           $7.72
     57        62          $5.49           $5.47          $5.38          $5.25         $5.06           15           $7.34
     58        63          $5.61           $5.58          $5.48          $5.33         $5.12           16           $7.00
     59        64          $5.73           $5.70          $5.59          $5.42         $5.18           17           $6.70
     60        65          $5.86           $5.82          $5.70          $5.51         $5.24           18           $6.44
     61        66          $6.00           $5.96          $5.82          $5.60         $5.31           19           $6.21
     62        67          $6.15           $6.10          $5.95          $5.69         $5.37           20           $6.00
     63        68          $6.32           $6.26          $6.08          $5.79         $5.43           21           $5.81
     64        69          $6.49           $6.42          $6.21          $5.89         $5.48           22           $5.64
     65        70          $6.68           $6.60          $6.35          $5.98         $5.54           23           $5.49
     66        71          $6.88           $6.78          $6.50          $6.08         $5.59           24           $5.35
     67        72          $7.09           $6.98          $6.65          $6.18         $5.64           25           $5.22
     68        73          $7.31           $7.18          $6.81          $6.28         $5.69           26           $5.10
     69        74          $7.56           $7.40          $6.97          $6.37         $5.73           27           $4.99
     70        75          $7.82           $7.64          $7.14          $6.47         $5.77           28           $4.89
     71        76          $8.09           $7.88          $7.31          $6.55         $5.81           29           $4.80
     72        77          $8.39           $8.14          $7.48          $6.64         $5.84           30           $4.72
     73        78          $8.71           $8.41          $7.65          $6.72         $5.87
     74        79          $9.05           $8.70          $7.83          $6.80         $5.89
     75        80          $9.41           $9.00          $8.00          $6.87         $5.91
     76        81          $9.81           $9.32          $8.17          $6.93         $5.93
     77        82         $10.23           $9.65          $8.34          $6.99         $5.95
     78        83         $10.68           $9.99          $8.50          $7.05         $5.96
     79        84         $11.16          $10.35          $8.66          $7.10         $5.97
     80        85         $11.68          $10.72          $8.81          $7.14         $5.98
     81                   $12.23          $11.09          $8.95          $7.18         $5.99
     82                   $12.81          $11.47          $9.09          $7.21         $5.99
     83                   $13.44          $11.86          $9.21          $7.23         $5.99
     84                   $14.09          $12.25          $9.32          $7.26         $6.00
     85                   $14.79          $12.64          $9.43          $7.28         $6.00


The mortality table used in computing annuity options under this contract is the 1983 Individual Annuity Mortality Table a.




00754                  7.01
(5/92)

                            ANNUITY OPTION TABLES
                               for each $1,000

-------------------------------------------------------------------------------------------------------------------
                      OPTION 3 - MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------------
  Male                45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------------
           Female     50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------------
   50        55     $4.19    $4.22    $4.24    $4.27    $4.30    $4.32    $4.35    $4.37    $4.40    $4.43    $4.45
   51        56     $4.21    $4.23    $4.26    $4.29    $4.32    $4.35    $4.38    $4.40    $4.43    $4.46    $4.48
   52        57     $4.22    $4.25    $4.28    $4.31    $4.34    $4.37    $4.44    $4.43    $4.46    $4.49    $4.52
   53        58     $4.24    $4.27    $4.30    $4.33    $4.37    $4.40    $4.43    $4.46    $4.49    $4.52    $4.55
   54        59     $4.25    $4.29    $4.32    $4.35    $4.39    $4.42    $4.46    $4.49    $4.52    $4.56    $4.59
   55        60     $4.27    $4.30    $4.34    $4.37    $4.41    $4.45    $4.48    $4.52    $4.55    $4.59    $4.62
   56        61     $4.28    $4.32    $4.36    $4.39    $4.43    $4.47    $4.51    $4.54    $4.58    $4.62    $4.66
   57        62     $4.30    $4.33    $4.37    $4.41    $4.45    $4.49    $4.53    $4.57    $4.61    $4.65    $4.69
   58        63     $4.31    $4.35    $4.39    $4.43    $4.47    $4.51    $4.55    $4.60    $4.64    $4.68    $4.73
   59        64     $4.32    $4.36    $4.40    $4.45    $4.49    $4.53    $4.58    $4.62    $4.67    $4.71    $4.76
   60        65     $4.34    $4.38    $4.42    $4.46    $4.51    $4.55    $4.60    $4.65    $4.69    $4.74    $4.79
   61        66     $4.35    $4.39    $4.43    $4.48    $4.53    $4.57    $4.62    $4.67    $4.72    $4.77    $4.82
   62        67     $4.36    $4.40    $4.45    $4.49    $4.54    $4.59    $4.64    $4.69    $4.75    $4.80    $4.85
   63        68     $4.37    $4.41    $4.46    $4.51    $4.56    $4.61    $4.66    $4.71    $4.77    $4.83    $4.88
   64        69     $4.38    $4.42    $4.47    $4.52    $4.57    $4.63    $4.68    $4.74    $4.79    $4.85    $4.91
   65        70     $4.39    $4.43    $4.48    $4.53    $4.59    $4.64    $4.70    $4.76    $4.81    $4.88    $4.94
   66        71     $4.40    $4.44    $4.49    $4.55    $4.60    $4.66    $4.71    $4.77    $4.84    $4.90    $4.96
   67        72     $4.40    $4.45    $4.50    $4.56    $4.61    $4.67    $4.73    $4.79    $4.86    $4.92    $4.99
   68        73     $4.41    $4.46    $4.51    $4.57    $4.63    $4.68    $4.75    $4.81    $4.87    $4.94    $5.01
   69        74     $4.42    $4.47    $4.52    $4.58    $4.64    $4.70    $4.76    $4.82    $4.89    $4.96    $5.03
   70        75     $4.43    $4.48    $4.53    $4.59    $4.65    $4.71    $4.77    $4.84    $4.91    $4.98    $5.06
   71        76     $4.43    $4.48    $4.54    $4.60    $4.66    $4.72    $4.78    $4.85    $4.92    $5.00    $5.08
   72        77     $4.44    $4.49    $4.55    $4.60    $4.67    $4.73    $4.80    $4.87    $4.94    $5.01    $5.09
   73        78     $4.44    $4.50    $4.55    $4.61    $4.67    $4.74    $4.81    $4.88    $4.95    $5.03    $5.11
   74        79     $4.45    $4.50    $4.56    $4.62    $4.68    $4.75    $4.82    $4.89    $4.96    $5.04    $5.13
   75        80     $4.45    $4.51    $4.56    $4.63    $4.69    $4.76    $4.83    $4.90    $4.98    $5.06    $5.14

----------------------------------------------------------------------------------------------------------
                      OPTION 3 - MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------
  Male                56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------------------
           Female     61       62       63       64       65       66       67       68       69       70
----------------------------------------------------------------------------------------------------------
   50        55     $4.47    $4.50    $4.52    $4.54    $4.56    $4.58    $4.60    $4.62    $4.64    $4.65
   51        56     $4.51    $4.54    $4.56    $4.58    $4.61    $4.63    $4.65    $4.67    $4.69    $4.71
   52        57     $4.55    $4.57    $4.60    $4.63    $4.65    $4.68    $4.70    $4.72    $4.74    $4.76
   53        58     $4.58    $4.61    $4.64    $4.67    $4.70    $4.73    $4.75    $4.78    $4.80    $4.82
   54        59     $4.62    $4.65    $4.69    $4.72    $4.75    $4.78    $4.80    $4.83    $4.86    $4.88
   55        60     $4.66    $4.69    $4.73    $4.76    $4.79    $4.83    $4.86    $4.89    $4.91    $4.94
   56        61     $4.70    $4.73    $4.77    $4.81    $4.84    $4.88    $4.91    $4.94    $4.97    $5.00
   57        62     $4.73    $4.77    $4.81    $4.85    $4.89    $4.93    $4.96    $5.00    $5.03    $5.07
   58        63     $4.77    $4.81    $4.85    $4.90    $4.94    $4.98    $5.02    $5.06    $5.10    $5.13
   59        64     $4.80    $4.85    $4.90    $4.94    $4.99    $5.03    $5.07    $5.12    $5.16    $5.20
   60        65     $4.84    $4.89    $4.94    $4.99    $5.03    $5.08    $5.13    $5.18    $5.22    $5.27
   61        66     $4.87    $4.93    $4.98    $5.03    $5.08    $5.13    $5.19    $5.24    $5.28    $5.33
   62        67     $4.91    $4.96    $5.02    $5.07    $5.13    $5.19    $5.24    $5.30    $5.35    $5.40
   63        68     $4.94    $5.00    $5.06    $5.12    $5.18    $5.24    $5.30    $5.35    $5.41    $5.47
   64        69     $4.97    $5.03    $5.10    $5.16    $5.22    $5.29    $5.35    $5.41    $5.48    $5.54
   65        70     $5.00    $5.07    $5.13    $5.20    $5.27    $5.34    $5.40    $5.47    $5.54    $5.61
   66        71     $5.03    $5.11    $5.17    $5.24    $5.31    $5.38    $5.46    $5.53    $5.60    $5.68
   67        72     $5.06    $5.13    $5.20    $5.28    $5.35    $5.43    $5.51    $5.59    $5.66    $5.74
   68        73     $5.09    $5.16    $5.24    $5.31    $5.39    $5.48    $5.56    $5.64    $5.73    $5.81
   69        74     $5.11    $5.19    $5.27    $5.35    $5.43    $5.52    $5.61    $5.69    $5.78    $5.87
   70        75     $5.13    $5.21    $5.30    $5.38    $5.47    $5.56    $5.65    $5.75    $5.84    $5.94
   71        76     $5.16    $5.24    $5.33    $5.41    $5.51    $5.60    $5.70    $5.79    $5.90    $6.00
   72        77     $5.18    $5.26    $5.35    $5.44    $5.54    $5.64    $5.74    $5.84    $5.95    $6.06
   73        78     $5.20    $5.28    $5.38    $5.47    $5.57    $5.67    $5.78    $5.89    $6.00    $6.11
   74        79     $5.21    $5.31    $5.40    $5.50    $5.60    $5.51    $5.82    $5.93    $6.05    $6.17
   75        80     $5.23    $5.32    $5.42    $5.52    $5.63    $5.54    $5.85    $5.97    $6.09    $6.22


-------------------------------------------------------------------------------------------------------------------
                      OPTION 3 - MONTHLY INSTALLMENTS - JOINT AND ONE-HALF TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------------
  Male                45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------------
           Female     50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------------
   50        55     $4.50    $4.51    $4.53    $4.55    $4.56    $4.58    $4.59    $4.60    $4.62    $4.63    $4.65
   51        56     $4.54    $4.56    $4.57    $4.59    $4.61    $4.62    $4.64    $4.65    $4.67    $4.68    $4.70
   52        57     $4.59    $4.60    $4.62    $4.64    $4.66    $4.67    $4.69    $4.71    $4.72    $4.74    $4.75
   53        58     $4.63    $4.65    $4.67    $4.69    $4.70    $4.72    $4.74    $4.76    $4.78    $4.80    $4.81
   54        59     $4.68    $4.70    $4.72    $4.74    $4.76    $4.78    $4.80    $4.81    $4.83    $4.85    $4.87
   55        60     $4.72    $4.74    $4.77    $4.79    $4.81    $4.83    $4.85    $4.87    $4.89    $4.91    $4.93
   56        61     $4.77    $4.79    $4.82    $4.84    $4.86    $4.88    $4.91    $4.93    $4.95    $4.97    $5.00
   57        62     $4.82    $4.85    $4.87    $4.89    $4.92    $4.94    $4.97    $4.99    $5.01    $5.04    $5.06
   58        63     $4.87    $4.90    $4.92    $4.95    $4.98    $5.00    $5.03    $5.05    $5.08    $5.10    $5.13
   59        64     $4.93    $4.95    $4.98    $5.01    $5.03    $5.06    $5.09    $5.12    $5.14    $5.17    $5.20
   60        65     $4.98    $5.01    $5.04    $5.07    $5.10    $5.13    $5.15    $5.18    $5.21    $5.24    $5.27
   61        66     $5.04    $5.07    $5.10    $5.13    $5.16    $5.19    $5.22    $5.25    $5.29    $5.32    $5.35
   62        67     $5.10    $5.13    $5.16    $5.19    $5.23    $5.26    $5.29    $5.33    $5.36    $5.39    $5.43
   63        68     $5.17    $5.20    $5.23    $5.26    $5.30    $5.33    $5.36    $5.40    $5.44    $5.47    $5.51
   64        69     $5.23    $5.26    $5.30    $5.33    $5.37    $5.40    $5.44    $5.48    $5.51    $5.55    $5.59
   65        70     $5.30    $5.33    $5.36    $5.40    $5.44    $5.48    $5.51    $5.55    $5.59    $5.64    $5.68
   66        71     $5.36    $5.40    $5.44    $5.47    $5.51    $5.55    $5.59    $5.64    $5.68    $5.72    $5.77
   67        72     $5.43    $5.47    $5.51    $5.55    $5.59    $5.63    $5.67    $5.72    $5.76    $5.81    $5.86
   68        73     $5.50    $5.54    $5.58    $5.62    $5.67    $5.71    $5.76    $5.80    $5.85    $5.90    $5.95
   69        74     $5.58    $5.62    $5.66    $5.70    $5.75    $5.79    $5.84    $5.89    $5.94    $5.99    $6.04
   70        75     $5.65    $5.69    $5.74    $5.78    $5.83    $5.88    $5.93    $5.98    $6.03    $6.08    $6.14
   71        76     $5.73    $5.77    $5.82    $5.86    $5.91    $5.96    $6.01    $6.07    $6.12    $6.18    $6.24
   72        77     $5.80    $5.85    $5.90    $5.95    $6.00    $6.05    $6.10    $6.16    $6.22    $6.28    $6.34
   73        78     $5.88    $5.93    $5.98    $6.03    $6.08    $6.14    $6.19    $6.25    $6.31    $6.38    $6.44
   74        79     $5.96    $6.01    $6.06    $6.12    $6.17    $6.23    $6.29    $6.35    $6.41    $6.48    $6.55
   75        80     $6.05    $6.10    $6.15    $6.20    $6.26    $6.32    $6.38    $6.44    $6.51    $6.58    $6.65


----------------------------------------------------------------------------------------------------------
                      OPTION 3 - MONTHLY INSTALLMENTS - JOINT AND ONE-HALF TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------
  Male                56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------------------
           Female     61       62       63       64       65       66       67       68       69       70
----------------------------------------------------------------------------------------------------------
   50        55     $4.66    $4.67    $4.68    $4.69    $4.71    $4.72    $4.73    $4.74    $4.75    $4.75
   51        56     $4.71    $4.73    $4.74    $4.75    $4.77    $4.78    $4.79    $4.80    $4.81    $4.82
   52        57     $4.77    $4.79    $4.80    $4.81    $4.83    $4.84    $4.85    $4.86    $4.88    $4.89
   53        58     $4.83    $4.85    $4.86    $4.88    $4.89    $4.91    $4.92    $4.93    $4.95    $4.96
   54        59     $4.89    $4.91    $4.93    $4.94    $4.96    $4.97    $4.99    $5.00    $5.02    $5.03
   55        60     $4.95    $4.97    $4.99    $5.01    $5.03    $5.04    $5.06    $5.08    $5.09    $5.11
   56        61     $5.02    $5.04    $5.06    $5.08    $5.10    $5.12    $5.14    $5.15    $5.17    $5.19
   57        62     $5.09    $5.11    $5.13    $5.15    $5.17    $5.20    $5.22    $5.24    $5.25    $5.27
   58        63     $5.16    $5.18    $5.20    $5.23    $5.25    $5.28    $5.30    $5.32    $5.34    $5.36
   59        64     $5.23    $5.25    $5.28    $5.31    $5.33    $5.36    $5.38    $5.41    $5.43    $5.45
   60        65     $5.30    $5.33    $5.36    $5.39    $5.42    $5.44    $5.47    $5.50    $5.52    $5.55
   61        66     $5.38    $5.41    $5.44    $5.47    $5.51    $5.54    $5.56    $5.59    $5.62    $5.65
   62        67     $5.46    $5.50    $5.53    $5.56    $5.60    $5.63    $5.66    $5.69    $5.72    $5.75
   63        68     $5.54    $5.58    $5.62    $5.65    $5.69    $5.73    $5.76    $5.80    $5.83    $5.86
   64        69     $5.63    $5.67    $5.71    $5.75    $5.79    $5.83    $5.87    $5.90    $5.94    $5.98
   65        70     $5.72    $5.76    $5.80    $5.85    $5.89    $5.93    $5.97    $6.01    $6.06    $6.10
   66        71     $5.81    $5.86    $5.90    $5.95    $5.99    $6.04    $6.08    $6.13    $6.17    $6.22
   67        72     $5.90    $5.95    $6.00    $6.05    $6.10    $6.15    $6.20    $6.25    $6.30    $6.35
   68        73     $6.00    $6.05    $6.10    $6.16    $6.21    $6.26    $6.32    $6.37    $6.42    $6.48
   69        74     $6.10    $6.15    $6.21    $6.26    $6.32    $6.38    $6.44    $6.48    $6.55    $6.61
   70        75     $6.20    $6.26    $6.31    $6.38    $6.44    $6.50    $6.56    $6.62    $6.69    $6.75
   71        76     $6.30    $6.36    $6.42    $6.49    $6.55    $6.62    $6.69    $6.75    $6.89    $6.89
   72        77     $6.40    $6.47    $6.54    $6.60    $6.67    $6.74    $6.82    $6.89    $6.96    $7.04
   73        78     $6.51    $6.58    $6.65    $6.72    $6.79    $6.87    $6.95    $7.03    $7.10    $7.18
   74        79     $6.62    $6.69    $6.76    $6.84    $6.92    $7.00    $7.08    $7.17    $7.25    $7.34
   75        80     $6.73    $6.80    $6.88    $6.96    $7.04    $7.13    $7.22    $7.31    $7.40    $7.49


00754                  7.02
(5/92)

-------------------------------------------------------------------------------------------------------------------
                      OPTION 3-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------------
  Male                45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------------
          Female      50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------------
   50       55      $4.39    $4.41    $4.43    $4.45    $4.47    $4.49    $4.51    $4.53    $4.55    $4.56    $4.58
   51       56      $4.42    $4.44    $4.47    $4.49    $4.51    $4.53    $4.55    $4.57    $4.59    $4.61    $4.63
   52       57      $4.46    $4.48    $4.50    $4.52    $4.55    $4.57    $4.59    $4.61    $4.63    $4.65    $4.67
   53       58      $4.49    $4.52    $4.54    $4.56    $4.59    $4.61    $4.63    $4.66    $4.68    $4.70    $4.72
   54       59      $4.53    $4.55    $4.58    $4.60    $4.63    $4.65    $4.68    $4.70    $4.73    $4.75    $4.77
   55       60      $4.56    $4.59    $4.61    $4.64    $4.67    $4.69    $4.72    $4.75    $4.77    $4.80    $4.83
   56       61      $4.60    $4.62    $4.65    $4.68    $4.71    $4.74    $4.77    $4.79    $4.82    $4.85    $4.88
   57       62      $4.63    $4.66    $4.69    $4.72    $4.75    $4.78    $4.81    $4.84    $4.87    $4.90    $4.93
   58       63      $4.67    $4.70    $4.73    $4.76    $4.79    $4.83    $4.86    $4.89    $4.92    $4.96    $4.99
   59       64      $4.71    $4.74    $4.77    $4.81    $4.84    $4.87    $4.91    $4.94    $4.98    $5.01    $5.04
   60       65      $4.75    $4.78    $4.81    $4.85    $4.86    $4.92    $4.96    $4.99    $5.03    $5.07    $5.10
   61       66      $4.79    $4.82    $4.86    $4.89    $4.93    $4.97    $5.01    $5.05    $5.08    $5.12    $5.16
   62       67      $4.83    $4.86    $4.90    $4.94    $4.98    $5.02    $5.06    $5.10    $5.14    $5.18    $5.22
   63       68      $4.87    $4.91    $4.94    $4.98    $5.02    $5.07    $5.11    $5.15    $5.19    $5.24    $5.28
   64       69      $4.91    $4.95    $4.99    $5.03    $5.07    $5.12    $5.16    $5.20    $5.25    $5.30    $5.34
   65       70      $4.95    $4.99    $5.03    $5.08    $5.12    $5.17    $5.21    $5.26    $5.31    $5.36    $5.41
   66       71      $5.00    $5.04    $5.08    $5.13    $5.17    $5.22    $5.25    $5.32    $5.37    $5.42    $5.47
   67       72      $5.04    $5.08    $5.13    $5.17    $5.22    $5.27    $5.32    $5.37    $5.43    $5.48    $5.54
   68       73      $5.08    $5.13    $5.17    $5.22    $5.27    $5.32    $5.37    $5.43    $5.48    $5.54    $5.60
   69       74      $5.13    $5.17    $5.22    $5.27    $5.32    $5.37    $5.43    $5.49    $5.54    $5.60    $5.67
   70       75      $5.17    $5.22    $5.27    $5.32    $5.37    $5.43    $5.48    $5.54    $5.60    $5.67    $5.73
   71       76      $5.22    $5.27    $5.32    $5.37    $5.42    $5.48    $5.54    $5.60    $5.66    $5.73    $5.80
   72       77      $5.26    $5.31    $5.37    $5.42    $5.48    $5.53    $5.60    $5.66    $5.72    $5.79    $5.86
   73       78      $5.31    $5.36    $5.41    $5.47    $5.53    $5.59    $5.65    $5.72    $5.78    $5.85    $5.93
   74       79      $5.36    $5.41    $5.46    $5.52    $5.58    $5.64    $5.71    $5.77    $5.84    $5.92    $5.99
   75       80      $5.40    $5.45    $5.51    $5.57    $5.63    $5.58    $5.76    $5.83    $5.90    $5.98    $6.06


----------------------------------------------------------------------------------------------------------
                      OPTION 3-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------
  Male                56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------------------
          Female      61       62       63       64       65       66       67       68       69       70
----------------------------------------------------------------------------------------------------------
   50       55      $4.60    $4.61    $4.63    $4.64    $4.66    $4.67    $4.68    $4.70    $4.71    $4.72
   51       56      $4.64    $4.66    $4.68    $4.70    $4.71    $4.73    $4.74    $4.76    $4.77    $4.78
   52       57      $4.69    $4.71    $4.73    $4.75    $4.77    $4.78    $4.80    $4.82    $4.83    $4.85
   53       58      $4.74    $4.77    $4.79    $4.81    $4.83    $4.84    $4.86    $4.88    $4.90    $4.91
   54       59      $4.80    $4.82    $4.84    $4.86    $4.89    $4.91    $4.93    $4.94    $4.96    $4.98
   55       60      $4.85    $4.88    $4.90    $4.92    $4.95    $4.97    $4.99    $5.01    $5.03    $5.05
   56       61      $4.91    $4.93    $4.96    $4.99    $5.01    $5.04    $5.06    $5.08    $5.10    $5.13
   57       62      $4.96    $4.99    $5.02    $5.05    $5.08    $5.10    $5.13    $5.15    $5.18    $5.20
   58       63      $5.02    $5.05    $5.08    $5.11    $5.14    $5.17    $5.20    $5.23    $5.26    $5.28
   59       64      $5.08    $5.11    $5.15    $5.18    $5.21    $5.24    $5.28    $5.31    $5.34    $5.36
   60       65      $5.14    $5.18    $5.21    $5.25    $5.28    $5.32    $5.35    $5.39    $5.42    $5.45
   61       66      $5.20    $5.24    $5.28    $5.32    $5.36    $5.39    $5.43    $5.47    $5.50    $5.54
   62       67      $5.26    $5.31    $5.35    $5.39    $5.43    $5.47    $5.51    $5.55    $5.59    $5.63
   63       68      $5.33    $5.37    $5.42    $5.46    $5.51    $5.55    $5.60    $5.64    $5.68    $5.73
   64       69      $5.39    $5.44    $5.49    $5.54    $5.59    $5.64    $5.68    $5.73    $5.78    $5.82
   65       70      $5.46    $5.51    $5.56    $5.61    $5.67    $5.72    $5.77    $5.82    $5.87    $5.92
   66       71      $5.52    $5.58    $5.64    $5.69    $5.75    $5.80    $5.86    $5.92    $5.97    $6.03
   67       72      $5.59    $5.65    $5.71    $5.77    $5.83    $5.89    $5.95    $6.01    $6.07    $6.13
   68       73      $5.66    $5.72    $5.78    $5.85    $5.91    $5.98    $6.04    $6.11    $6.17    $6.24
   69       74      $5.73    $5.79    $5.86    $5.93    $5.99    $6.06    $6.13    $6.20    $6.27    $6.35
   70       75      $5.80    $5.86    $5.93    $6.01    $6.08    $6.15    $6.23    $6.30    $6.38    $6.45
   71       76      $5.87    $5.94    $6.01    $6.09    $6.16    $6.24    $6.32    $6.40    $6.48    $6.57
   72       77      $5.93    $6.01    $6.09    $6.17    $6.25    $6.33    $6.41    $6.50    $6.59    $6.68
   73       78      $6.00    $6.08    $6.16    $6.25    $6.33    $6.42    $6.51    $6.60    $6.69    $6.79
   74       79      $6.07    $6.15    $6.24    $6.33    $6.42    $6.51    $6.60    $6.70    $6.80    $6.90
   75       80      $6.14    $6.23    $6.31    $6.41    $6.50    $6.60    $6.70    $6.80    $6.91    $7.01


00754                  7.03
(5/92)